                             STATEMENT OF COMPUTATION
                              OF NET INCOME PER SHARE


                                                      Year Ended                         Three Months Ended
                                                   December 31, 1997                       March 31, 1998
                                 ------------------------------------------      ------------------------------------------
                                                Weighted                                          Weighted
                                                 Average                                           Average
                                                 Shares       Per Share                            Shares         Per Share
                                 Net Income     Outstanding     Amount           Net Income      Outstanding         Amount
                                 ----------     -----------    ---------         ----------      -----------       ----------

Net income per share--Basic:
   Income available to
      common shareholders         $365,499       3,250,959       $.11             $250,547         3,410,085         $.07
                                 ----------                      ----             --------                           ----
                                 ----------                                       --------                           ----

Effect of dilutive securities:
   Warrants                                         40,214                                            43,858
   Stock options                                    76,210                                           146,630
                                                  --------                                          --------

Net income per share-Diluted:
   Income available to common
     shareholders and assumed
     conversions                  $365,499       3,367,383       $.11             $250,547         3,600,573         $.07
                                  --------       ---------       ----             --------         ---------         ----
                                  --------       ---------       ----             --------         ---------         ----

     For the three-month period ended March 31, 1997, both basic and diluted net (loss) per share was ($.06) on weighted average shares outstanding of 2,795,556 shares. The details of such calculation are not presented in the above table because the effect of dilutive securities at March 31, 1997 was anti-dilutive.